UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2022 (May 16, 2022)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Resignation

On May 17, 2022, SiriusPoint Ltd. (the “Company”) announced that Siddhartha Sankaran, Chief Executive Officer of the Company, resigned from the Company effective as of the close of business on May 16, 2022 to pursue other opportunities. In addition, Mr. Sankaran resigned as Chairman of the Board of Directors of the Company (the “Board”).

On May 17, 2022, the Board appointed Daniel V. Malloy as interim Chief Executive Officer of the Company and appointed current director Sharon M. Ludlow as interim Chair of the Board.

Due to Mr. Sankaran’s resignation, he will not stand for re-election at the 2022 Annual General Meeting of shareholders of the Company (the “Annual General Meeting”). As a result, Mr. Sankaran’s name has been withdrawn from nomination for re-election to the Board. The Board has determined that no other nominee for election at the Annual General Meeting will be named in place of Mr. Sankaran.

In connection with his resignation, the Company and Mr. Sankaran have entered into a resignation agreement, dated May 16, 2022. Under the resignation agreement, the Company and Mr. Sankaran have agreed that Mr. Sankaran will make himself available through August 16, 2022 to provide post-resignation services to the Company, and in consideration of these services, the Company has agreed to pay Mr. Sankaran a fee of $250,000. At the end of this transition period, the Company and Mr. Sankaran have agreed that Mr. Sankaran will be relieved of his non-competition obligations under the employment agreement to which the Company and Mr. Sankaran are parties, dated as of February 15, 2021, and, in consideration of this relief, Mr. Sankaran has agreed to enhanced protections relating to the solicitation and hiring of certain key Company personnel. Under the resignation agreement, the Company and Mr. Sankaran continue to be bound by the non-disparagement provisions in Mr. Sankaran’s employment agreement, and the Company and Mr. Sankaran have also provided each other with mutual releases of claims. In consideration of these releases and the other commitments made by Mr. Sankaran in the resignation agreement, the Company has agreed to pay Mr. Sankaran $4,000,000 in a cash lump sum payment and to provide Mr. Sankaran and his eligible dependents with continued medical and life insurance benefits. In addition, the Company has permitted Mr. Sankaran to retain 787,460 restricted common shares of the Company and 409,483 Company stock options (which will remain exercisable through the end of the three year period following Mr. Sankaran’s resignation), all of which will now vest over the two years following his resignation, and the remaining 509,657 restricted shares and 635,615 options held by him, and all of his previously granted 229,247 performance-based restricted share units, will be forfeited. The foregoing description of the resignation agreement is qualified in its entirety by the terms and conditions of the resignation agreement, a copy of which is attached to this Current Report as Exhibit 10.1.

The Company and Mr. Malloy have agreed that, in consideration of Mr. Malloy’s services, he will be paid an annual base salary of $850,000, with a minimum salary of $425,000 if Mr. Malloy’s services are for less than six months. Mr. Malloy will also have a target cash annual bonus opportunity for fiscal 2022 of $425,000 (assuming six months of service) or $850,000 (if Mr. Malloy’s service is longer than six months in duration). Mr. Malloy will also be granted restricted Company common shares having a grant date value of $1,000,000, which will vest upon the start date of Mr. Malloy’s successor (or, if earlier, a termination without cause or a resignation with good reason). Mr. Malloy will also be provided with housing (or reimbursement for housing) in Bermuda for a duration of not less than one year. The foregoing description of the services agreement is qualified in its entirety by the terms and conditions of Mr. Malloy’s services agreement with the Company, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Daniel V. Malloy

Daniel V. Malloy is an experienced reinsurance professional and has had a long relationship with the Company and its predecessor, Third Point Re. Following the creation of the Company in February 2021, Mr. Malloy served as the President of Global Distribution and Services until April 2022, and prior to that he was the Chief Executive Officer of Third Point Re. Mr. Malloy joined Third Point Re in 2012 and served as Executive Vice President of Underwriting and then Chief Underwriting Officer, before his promotion to Chief Executive Officer in 2019.

Mr. Malloy’s experience in the reinsurance industry spans more than four decades, including positions with Aon Benfield, Stockton Reinsurance, Centre RE, and Zurich Reinsurance. He is a graduate of Dartmouth College.

Sharon M. Ludlow

Sharon M. Ludlow is a Corporate Director with more than 25 years of experience in the insurance/reinsurance industry. During the course of her career, Ms. Ludlow served as President & CEO of Swiss Re Canada and as President of Aviva Insurance Company of Canada.

Ms. Ludlow currently serves on the boards of Lombard International, EIS Group and Green Shield Canada. Ms. Ludlow is a Fellow of the Chartered Professional Accountants (FCPA, FCA, Canada) and holds a Bachelor of Commerce degree from the University of Toronto. She also holds the Institute of Corporate Directors designation (ICD.D).

Director Resignation and Director Appointment

On May 17, 2022, Joshua L. Targoff resigned from the Board and the Risk and Capital Management Committee effective 24 hours following the conclusion of the Annual General Meeting. To fill the vacancy created by Mr. Targoff’s resignation, on May 17, 2022 the Board appointed Daniel S. Loeb to the Board as a Class II director to be effective immediately following Mr. Targoff’s resignation. Mr. Loeb was also appointed to the Risk and Capital Management Committee and the Investment Committee, effective on the same date.

The disclosure related to Mr. Loeb under the heading “Certain Relationships and Related Party Transactions—Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A filed on April 14, 2022 is incorporated by reference herein. Mr. Loeb will not be compensated for his services as a director.

Mr. Loeb is the founder and Chief Executive Officer of Third Point LLC, a New York-based investment management firm he founded in 1995. He has served on several philanthropic boards. Mr. Loeb graduated with an A.B. in Economics from Columbia University in 1983.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation Agreement and Release, dated as of May 16, 2022, by and between SiriusPoint Ltd. and Siddhartha Sankaran.
99.1	Press release, dated May 17, 2022 related to CEO Resignation.
99.2	Press release, dated May 17, 2022 related to Director Appointment.
104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2022	/s/ David W. Junius
	Name:	David W. Junius
	Title:	Chief Financial Officer